UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2013

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On June 7, 2013, Advanced Micro Devices, Inc. (the “Company”) adopted the Advanced Micro Devices, Inc. Executive Severance Plan for Senior Vice Presidents (the “Plan”) in order to implement a uniform process for handling potential future departures of senior executives. The primary purpose of the Plan is to provide separation pay to the Company’s senior vice presidents in the United States (each, a “Participant”).

The Named Executive Officers (as defined in the Company’s Proxy Statement for the Annual Meeting of Stockholders held on May 16, 2013), other than the Company’s Chief Executive Officer, participate in the Plan.

Subject to the terms of the Plan, any Participant who (i) is involuntarily terminated from the Company other than for Cause (as defined below) or as a result of death or disability (as defined in the Plan) and (ii) is not offered a job with an affiliate of the Company or a successor of the Company, shall be entitled to the following benefits:

•	A single lump sum severance payment equivalent to twelve (12) months of base pay;

•	Payment by the Company of twelve (12) months of COBRA medical, dental and/or vision insurance premiums, based on the Participant’s benefits plan elections in effect at the time of termination; and

•	Use of the Employee Assistance Plan provided by the Company as part of the twelve (12) months of COBRA coverage.

Under the terms of the Plan, “Cause” is defined as, among other things, (i) an act or omission by a Participant resulting in him or her being charged with a criminal offense involving moral turpitude, dishonesty, or breach of trust; (ii) conduct by a Participant which constitutes a felony, plea of guilty or nolo contendere with respect to a felony under applicable law; (iii) conduct by a Participant that constitutes gross neglect; (iv) a Participant’s insubordination or refusal to implement directives of his or her manager; (v) a Participant’s failure to substantially perform his or her job duties with the Company; or (vi) a Participant’s poor performance of his or her job duties as determined in the sole discretion of the Company.

The Participant’s receipt of the above severance benefits is subject to the Participant executing a general release. Additionally, the Company will set off on a pro-rata basis any severance benefits in the event a Participant becomes re-employed by the Company during the 12-months following receipt of a severance payment under the Plan.

This Plan is intended to represent the exclusive severance benefits payable to a Participant by the Company. Accordingly, any Participant who is entitled to receive severance benefits payable in connection with a change of control of the Company pursuant to a change in control agreement is prohibited from also receiving severance benefits under this Plan. In other words, a Participant may not collect severance benefits under this Plan if he or she receives benefits under a change in control agreement between the Participant and the Company.

Although the Company expects to maintain the Plan indefinitely, the Company reserves the right to amend, modify or terminate the Plan at any time. Therefore, entitlement to severance benefits under the Plan are not guaranteed and may be eliminated in the future.

The description of the Plan contained in this Item 5.02 is qualified in its entirety by reference to the actual Plan (and related exhibits thereto), filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Advanced Micro Devices, Inc. Executive Severance Plan and Summary Plan Description for Senior Vice Presidents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2013	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Roeder
	Name:	Faina Roeder
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Advanced Micro Devices, Inc. Executive Severance Plan and Summary Plan Description for Senior Vice Presidents

5